Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(424,155)
Unrealized Gain (Loss) on Market Value of Futures	(91,127)
Dividend Income	44
Interest Income	176
ETF Transaction Fees	350
Total Income (Loss)	$(514,712)

Expenses
General Partner Management Fees	$1,893
Professional Fees	6,810
Brokerage Commissions	398
Non-interested Directors' Fees and Expenses	23
Prepaid Insurance Expense	26
NYMEX License Fee	47
SEC & FINRA Registration Expense	600
Total Expenses	9,797
Expense Waiver	(7,449)
Net Expenses	$2,348
Net Income (Loss)	$(517,060)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/15	$4,420,527
Withdrawals (50,000 Shares)	(796,765)
Net Income (Loss)	(517,060)

Net Asset Value End of Month	$3,106,702
Net Asset Value Per Share (200,000 Shares)	$15.53

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612